Exhibit 99.2

CONSOLIDATED FINANCIAL STATEMENTS

AND REPORT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

STANDARD CAR TRUCK COMPANY

AND SUBSIDIARIES

DECEMBER 31, 2007

C O N T E N T S

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Standard Car Truck Company

We have audited the accompanying consolidated balance sheet of Standard Car Truck Company (a Delaware corporation) and Subsidiaries (see note A to the financial statements) (collectively, the “Company”) as of December 31, 2007, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Standard Car Truck Company and Subsidiaries as of December 31, 2007, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Grant Thornton LLP

Chicago, Illinois

December 15, 2008

Standard Car Truck Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

December 31, 2007

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$469,968
Accounts receivable, net	27,171,712
Inventories, net	43,835,650
Other current assets	1,228,092

Total current assets	72,705,422
NON-CURRENT ASSETS
Investments, at fair market value	4,035,352
Property, plant and equipment, net	11,698,695
Goodwill	27,605,789
Intangible assets, net	7,705,219
Other	1,862,504

Total non-current assets	52,907,559

Total assets	$125,612,981

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$12,073,589
Accrued warranties	3,578,769
Accrued bonuses	2,830,445
Other accrued expenses and liabilities	4,543,446
Current portion of long-term obligations	8,179,577

Total current liabilities	31,205,826
OTHER NON-CURRENT LIABILITIES
Long-term obligations, less current maturities	72,317,500
Pension liability	78,768
Other	7,511,542

Total liabilities	111,113,636
MINORITY INTEREST	597,676
COMMITMENTS AND CONTINGENCIES (note Q)	—
STOCKHOLDERS’ EQUITY	13,901,669

Total liabilities and stockholders’ equity	$125,612,981

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2007

Net sales	$231,678,667
Cost of sales	175,070,701

Gross profit	56,607,966
Selling, general and administrative expenses	29,898,280

Operating income	26,709,686
Other expenses	6,912,645

Income before income taxes and minority interest	19,797,041
Income tax expense	202,101

Income before minority interest	19,594,940
Minority interest in losses of subsidiary	28,991

NET INCOME	$19,623,931

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME

Year ended December 31, 2007

	Comprehensive income	Common stock (1)		Additional paid-in capital	(Accumulated deficit) retained earnings	Accumulated other comprehensive income	Total
		Shares	Amount
Balance at January 1, 2007		1,355	$14	$19,209,103	$(5,683,129)	$12,872	$13,538,860
Net income	$19,623,931	—	—	—	19,623,931	—	19,623,931
Unrealized gain on available-for-sale investment securities	224,183	—	—	—	—	224,183	224,183
Foreign currency translation adjustment	(61,577)	—	—	—	—	(61,577)	(61,577)

Total comprehensive income	$19,786,537

Adoption of SFAS No. 158		—	—	—	—	(8,396)	(8,396)
Net change in affiliate advances		—	—	—	4,631,252	—	4,631,252
Dividends paid		—	—	—	(24,046,584)	—	(24,046,584)

Balance at December 31, 2007		1,355	$14	$19,209,103	$(5,474,530)	$167,082	$13,901,669

(1)	$0.01 par value, 10,000 shares authorized; 1,355 shares issued and outstanding.

The accompanying notes are an integral part of this statement.

Standard Car Truck Company and Subsidiaries

CONSOLIDATED STATEMENT OF CASH FLOWS

Year ended December 31, 2007

Cash flows from operating activities
Net income	$19,623,931
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,760,433
Loss on interest rate swaps	1,895,470
Loss on sale of capital assets	19,609
Pension expense	18,480
Minority interest in subsidiary	(28,991)
Changes in assets and liabilities, excluding assets and liabilities acquired in business acquisitions
Accounts receivable, net	(144,947)
Inventories	811,025
Other assets	479,248
Accounts payable	1,809,498
Accrued expenses and other liabilities	903,316

Net cash provided by operating activities	29,147,072
Cash flow from investing activities
Purchase of investment securities	(647,346)
Capital expenditures	(2,246,787)
Proceeds on sale of capital assets	20,935
Due to affiliate	4,631,252
Business acquisitions	(30,590,872)

Net cash used in investing activities	(28,832,818)
Cash flow from financing activities
Payments on term debt	$(4,006,130)
Principal payments on capital leases	(30,000)
Net proceeds from line of credit	4,149,577
Dividends paid	(24,046,584)

Net cash used in financing activities	(23,933,137)
Effect of foreign exchange rates on cash	(114,160)
Decrease in cash and cash equivalents	(23,733,043)
Cash and cash equivalents at beginning of year	24,203,011
Cash and cash equivalents at end of year	$469,968
Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$6,325,382
Income taxes paid	202,101
Unrealized gain on investments classified as available-for-sale	224,183

The accompanying notes are an integral part of this statement.

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Standard Car Truck Company and its subsidiaries (collectively, the “Company”) design, manufacture and market products for sale to the railroad freight car and locomotive industry. Standard Car Truck Company sells primarily to customers in North America and is a leader in designing stabilization systems for railroad car trucks.

Principles of Consolidation

The consolidated financial statements include the accounts of Standard Car Truck Company and its wholly-owned subsidiaries, Barber Truck International Inc., SanCast Inc., Durox Company, SCT-Asia Inc., SCT Technology LLC and SCT Europe Ltd., and its majority owned subsidiaries, Barber Brake Beam LLC and Barber Tian Rui Railway Supply Co. The minority interest attributable to the outside equity interest in its majority owned subsidiaries is recorded as a liability in the accompanying consolidated balance sheet. Triangle Engineered Products, Railroad Equipment Associates, Melampy Manufacturing Company, Barber Spring Company, Barber Spring Ohio and ZefTek, Inc. operate as divisions of Standard Car Truck Company, whose accounts are also included in the consolidated financial statements.

These consolidated financial statements have been prepared on a carve-out basis and do not include the accounts of Anchor Brake Shoe Company (“Anchor”), a wholly-owned domestic subsidiary, which was not part of the sale of the Company that occurred on December 5, 2008 (see note S). In preparing these carve-out statements, management did not eliminate transactions between the consolidated group and Anchor (see note O); however, management has eliminated the Company’s investment in Anchor and balances due to Anchor through retained earnings.

All significant intercompany accounts and transactions between the consolidated entities have been eliminated.

In October 2007, the Company formed Barber Tian Rui Railway Supply Co., a joint venture with the Tianrui Group (a Chinese company), to market cast steel railway wheels for railway rolling stock. As of December 31, 2007, this joint venture has not commenced activity.

In 2007, the wholly-owned subsidiaries Henry Miller Spring and Manufacturing Company and Henry Miller Spring and Sales Company were dissolved. No gain or loss resulted from this dissolution.

Business Segments

The Company’s operations are organized into one reportable business segment under Statement of Financial Accounting Standards (“SFAS”) No. 131, “Disclosures about Segments of an Enterprise and Related Information.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the periods presented. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when title and risk of loss of the product has passed to the customer, which generally occurs when products are shipped. Amounts billed to customers for shipping and handling are included in net sales, and the related costs are included in cost of sales.

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Comprehensive income consists of net earnings, changes in the Company’s unrealized gains on investments, changes in the Company’s cumulative foreign currency translation adjustment, and changes in minimum pension liability of its defined benefit pension plan.

Accumulated other comprehensive income, which is a separate component of stockholders’ equity, consists of the following at December 31, 2007:

Unrealized gains on available-for-sale investments	$234,393
Foreign currency translation adjustment	(58,915)
Minimum pension liability	(8,396)

Total	$167,082

Foreign Currency Translation

Balance sheet amounts from the Company’s European operation are translated at the exchange rates in effect at year-end, and statement of earnings amounts are translated at the average rates of exchange prevailing during the year. Currency translation adjustments are included in stockholders’ equity as part of accumulated other comprehensive income.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Accounts Receivable

The majority of the Company’s accounts receivable are due from companies in the railroad industry. Credit is extended based on evaluation of a customer’s financial condition and collateral is generally not required. Accounts receivable are typically due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts that remain outstanding longer than the contractual payment terms are considered past due.

The Company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due, the Company’s previous loss history, the customer’s current ability to pay its obligation to the Company, the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Concentration of Credit Risk

Sales to the Company’s two most significant customers accounted for approximately 29% of the Company’s net sales for the year ended December 31, 2007. Amounts due from these same customers comprised approximately 22% of total accounts receivable at December 31, 2007.

Investments

Investments in marketable securities are classified as available-for-sale and are reported at fair market value on the balance sheet. The difference between cost and fair value is included in accumulated other comprehensive income in stockholders’ equity.

Inventories

The Company values its inventory at the lower of cost or market value, with cost determined using the first-in, first-out cost method. Market value approximates replacement cost or net realizable value of inventories.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, net of depreciation. Depreciation of property, plant and equipment is calculated using the straight-line method over the estimated useful lives of the assets. Depreciation expense totaled $2,455,747 for the year ended December 31, 2007.

Goodwill and Other Intangible Assets

Goodwill is evaluated for impairment on an annual basis or whenever circumstances indicate that a potential impairment may exist. Potential impairment is evaluated by reporting unit by comparing the fair value of the reporting unit to its carrying value. Fair value of a reporting unit is estimated using discounted future cash flows. Management has completed its fair value impairment test as of December 31, 2007, and no impairment is indicated.

All of the Company’s intangible assets have definite lives and are subject to amortization, which is calculated using the straight-line basis over the useful lives of the assets.

Impairment of Long-Lived Assets

Carrying values of long-lived assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value of an asset will not be recoverable, as determined based on the undiscounted net cash flows of the asset acquired over the remaining depreciation or amortization period, the carrying value of the asset is reduced to its estimated fair value (based on an estimate of discounted net future cash flows). No impairment charges were recorded for the year ended December 31, 2007.

Warranties

The Company records a liability for an estimate of costs that it expects to incur under its basic limited warranty at the time product revenue is recognized. Factors affecting the Company’s warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors.

Income Taxes

The Company is generally not liable for Federal income taxes pursuant to its election of S Corporation status. Company income is allocated to and included in the individual returns of the stockholders. Accordingly, no provision for Federal income taxes is reflected in the financial statements. The Company continues to be subject to certain state and foreign income taxes. SCT Europe Ltd. is subject to income taxes in the United Kingdom and, at December 31, 2007, it has generated a net operating loss carryforward of approximately $2,470,000 and a related deferred tax asset of approximately $839,000. This asset has been fully reserved at December 31, 2007, due to the uncertainty of its realization.

Fair Value of Financial Instruments

The carrying values of accounts receivable and accounts payable approximate their fair values based on their short-term maturities. Investments in marketable securities are carried at their fair market values on the balance sheet. The carrying values of long-term bank obligations approximate their fair values because the effective interest rates on those obligations reflect current market rates.

Derivative Financial Instruments

The Company uses interest rate swaps to reduce its exposure to potential interest rate volatility. These instruments are recorded at their fair values on the balance sheet, with changes in these fair values recorded as a charge to earnings in the current period.

New Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.” SFAS No. 158 requires an employer to recognize the under-funded or over-funded status of a defined benefit post-retirement plan as an asset or liability in its balance sheet and to recognize changes in that funded status as other comprehensive income in the year in which the changes occur. The Company adopted SFAS No. 158 on January 1, 2007.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact of SFAS No. 159 on its consolidated financial position and its results of operations.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations,” to create greater consistency in the accounting and financial reporting of business combinations. SFAS No. 141(R) establishes principles and requirements for how the acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any controlling interest, (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase, and (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) applies to fiscal years beginning after December 15, 2008. Management believes the adoption of SFAS No. 141(R) pronouncement will not have a material impact on the Company’s consolidated financial statements.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FAS 109.” FIN 48 clarifies the accounting for uncertainty in income taxes, and prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on various related matters such as de-recognition, interest and penalties, and disclosure. Further, per FSP FIN 48-2, issued on February 1, 2008, applicable to certain non-public entities, this statement defers the applicability of FIN 48 for the Company until the calendar year 2009.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51.” SFAS No. 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance of SFAS No. 160 will become effective as of the beginning of the Company’s fiscal year on January 1, 2009. Management believes the adoption of SFAS No. 160 will not have a material impact on the Company’s consolidated financial statements.

NOTE B—ACQUISITIONS

Barber Brake Beam LLC

In January 2007, the Company acquired a 50% membership interest in Barber Brake Beam LLC (“BBB LLC”) for $688,313 in cash, including transaction costs of $116,795. BBB LLC was formed in October 2006 for the purpose of manufacturing railroad car brake beams. Harbor Brake Beam Co. (a Michigan corporation) contributed substantially all of its assets and liabilities in exchange for the other 50% membership interest.

The acquisition was accounted for using the purchase method of accounting. The Company’s cash contribution was allocated to assets and liabilities as follows:

Accounts receivable	$458,723
Inventory	852,543
Fixed assets	631,586
Other assets	21,675
Accounts payable	(572,294)
Other liabilities	(77,253)
Minority interest	(626,667)

Total purchase price	$688,313

ZefTek, Inc.

On September 28, 2007, the Company acquired substantially all the assets and liabilities of ZefTek, Inc. (an Illinois corporation), a leading designer of specialty wear-protection components for railroad freight cars. The acquisition was accounted for using the purchase method of accounting. The purchase price of $29,902,559 was paid with cash and proceeds from the Company’s revolving line of credit and includes transaction costs of $257,268. The purchase price was allocated to assets and liabilities as follows:

Accounts receivable	$1,617,974
Inventory	982,256
Fixed assets	750,000
Goodwill	18,746,829
Intangible assets	8,790,000
Accounts payable	(928,082)
Other liabilities	(56,418)

Total purchase price	$29,902,559

NOTE C—ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at December 31, 2007:

Trade receivables	$27,436,712
Less allowance for doubtful receivables	265,000

Net receivables	$27,171,712

Changes in the Company’s allowance for doubtful accounts are as follows at December 31, 2007:

Beginning balance	$281,514
Provision	(7,468)
Write-offs, net of recoveries	(9,046)

Ending balance	$265,000

NOTE D—INVESTMENTS

The Company’s investments in marketable equity securities are classified as available-for-sale securities. Unrealized holding gains on such securities, which are included in stockholders’ equity at December 31, 2007, was $234,393.

Securities are carried at their fair market value and are summarized as follows at December 31, 2007:

Cost	$3,800,959
Net unrealized gains	234,393

Fair value	$4,035,352

Realized gains and losses arise from the sale of investments and are accounted for using the specific identification method. No gains or losses were recognized during the year ended December 31, 2007. All investment securities are restricted for use in the Standard Car Truck and Affiliates Executive Incentive Compensation Plan, a non-qualified defined contribution plan (see note H).

NOTE E—INVENTORIES

Inventories at December 31, 2007, are as follows:

Raw materials	$14,363,407
Work in process	1,946,971
Finished goods	28,235,272

44,545,650
Less obsolescence reserve	710,000

$43,835,650

NOTE F—PROPERTY, PLANT AND EQUIPMENT

The costs and estimated useful lives of the principal classes of assets are as follows at December 31, 2007:

Classification	Useful life	Amount
Land		$140,761
Land improvements	10 - 20 years	78,022
Building and improvements	5 - 40 years	5,116,428
Machinery and equipment	3 - 20 years	33,806,503
Furniture and fixtures	6 - 20 years	2,696,813

		41,838,527
Less accumulated depreciation		30,139,832

		$11,698,695

NOTE G—OTHER INTANGIBLE ASSETS

The components of other intangible assets are as follows at December 31, 2007:

Classification	Estimated useful life	Amount
Trade name	5 years	$280,000
Non-compete agreements	2 years	200,000
Patents	3 - 16 years	1,430,000
Backlog	2 months	330,000
Customer relationships	11 years	6,000,000
Technology-based intangibles	N/A	550,000

		8,790,000
Less accumulated amortization		1,084,781

		$7,705,219

All intangible assets listed in the table above were acquired as part of the ZefTek, Inc. acquisition, which occurred in September 2007. The weighted-average amortizable life of patents is 13 years.

The estimated amortization expense related to intangible assets for each of the five succeeding years is as follows:

Years ending December 31,
2008	$819,000
2009	794,000
2010	717,000
2011	709,000
2012	695,000

NOTE H—DEFINED CONTRIBUTION PLAN

The Standard Car Truck and Affiliates Executive Incentive Compensation Plan is a non-qualified defined contribution plan covering all eligible highly compensated employees of the Company and its affiliates.

Under the terms of the plan agreement, the Company may provide for an annual discretionary contribution to each participant’s deferral account at the end of each plan year. The amount of this contribution is based on the Company’s annual profits and set by each employer each plan year. The plan does not allow participants to defer a portion of their salary.

The expense for discretionary contributions to this plan was $421,068 for the year ended December 31, 2007.

NOTE I—PROFIT-SHARING PLAN

The Standard Car Truck Company 401(k) Profit Sharing Plan and Trust covers substantially all of the employees of the Company and its subsidiaries. The plan may provide a discretionary matching contribution which, for 2007, was equal to 25% of the first 6% of the amount of earnings deferred by each participant. This plan also may provide an annual discretionary contribution, credited to each participant’s profit-sharing account pro rata, according to the earnings of the individual during the plan year. The employer contribution for a plan year is not allocated to any participant not employed by the employer on the last day of the plan year (December 31). Additionally, participants may elect to make pretax contributions in amounts that do not exceed Internal Revenue Code limitations.

The expense for discretionary contributions to the plan was $482,880 for the year ended December 31, 2007.

NOTE J—MANAGEMENT INCENTIVE PLAN

During 2000, the Company created the Standard Car Truck Company Senior Management Incentive Compensation Program. This program provides for a bonus to be paid to certain key employees, if still employed, should a sale of the Company occur. In 2006, the Company amended the program to allow participants to receive an advance bonus that would otherwise be paid out upon the sale of the Company. This amendment was done in connection with the refinancing of the Company’s debt in October 2006 (see note K), which also allowed the stockholders to receive special distributions. An amount representing advance bonuses totaled $5,000,000 for the year ended December 31, 2007, and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

NOTE K—LONG-TERM OBLIGATIONS

In October 2006, the Company entered into a new credit agreement to refinance its existing debt. The new agreement provides for a total facility of $150,000,000. This includes an $80,000,000 term loan and a $70,000,000 line of credit. A balance of $4,149,577 existed on the line of credit at December 31, 2007. The term loan requires quarterly principal payments of $1,000,000 beginning in March 2007. A final balloon payment of unpaid principal and accrued interest is due on December 11, 2011. Availability under the line of credit is reduced by outstanding letters of credit, which totaled $5,966,570 at December 31, 2007, leaving the Company with available credit of $59,883,853 on that date. The agreement bears interest at prime or LIBOR contract plus a percentage, based on the Company’s election. Balances accrue interest at various interest rates ranging from 5.47% to 7.25% at December 31, 2007. The credit agreement is secured by the common stock of the Company and substantially all of its assets. The agreement contains financial covenants that the Company has met, as of and for the year ended December 31, 2007.

In October 2007, the Company entered into an interest rate swap agreement (“Swap A”) expiring in September 2010. Swap A limits the effect of increases in the three-month LIBOR rate on $25,000,000 of the term loan to a fixed rate of 4.70%.

In October 2006, the Company entered into two interest rate swap agreements. One agreement (“Swap B”) limits the effect of increases in the three-month LIBOR rate on $20,000,000 of the term loan to a fixed rate of 5.13%. Swap B expires in November 2011. The other interest rate swap agreement (“Swap C”) limits the effect of increases in the three-month LIBOR rate on another $20,000,000 of the term loan to a fixed rate of 5.11%. Swap C expires in November 2009.

In September 2004, the Company entered into an interest rate swap agreement (“Swap D”), which expires in September 2008. Swap D limits the effect of increases in the three-month LIBOR rate on $9,000,000 of the term loan to a fixed rate of 3.72%.

The fair values of interest rate swaps, which are included in other non-current liabilities in the accompanying balance sheet, are as follows at December 31, 2007:

Swap A	$(568,844)
Swap B	(838,477)
Swap C	(480,092)
Swap D	33,670

Total fair value	$(1,853,743)

The change in the fair values of the interest rate swaps resulted in an increase to interest expense of $1,895,470 for the year ended December 31, 2007.

The following is a summary of long-term debt at December 31, 2007:

Line of credit	$4,149,577
Term loan	76,000,000
Capital lease payable, collateralized by leased building, with an imputed interest rate of 8.0% and monthly payments of $5,000, including principal and interest	347,500

80,497,077
Less current maturities included in current liabilities	8,179,577

$72,317,500

Following are maturities of long-term obligations for each of the next five years:

	Debt obligations	Capital lease obligations
2008	$4,000,000	$60,000
2009	4,000,000	60,000
2010	4,000,000	60,000
2011	64,000,000	60,000
2012	—	60,000
2013 and thereafter	—	395,000

	$76,000,000	695,000

Less amounts representing interest		347,500

Present value of net minimum lease payments		$347,500

The Company has capitalized minimum lease obligations relating to a manufacturing facility. This lease is non-cancelable and expires in 2019.

The following is a schedule of property under capital lease at December 31, 2007:

Building and improvements	$600,000
Less accumulated amortization	252,500

$347,500

NOTE L—WARRANTIES

Changes in the Company’s warranty reserve are as follows at December 31, 2007:

Beginning balance	$1,835,977
Expense for new warranties issued	2,088,829
Acquired in business acquisition	9,000
Warranty claims	(355,037)

Ending balance	$3,578,769

NOTE M—PENSION PLAN

The Barber Spring Ohio Employees Pension Plan and Trust is a defined benefit pension plan that provides retirement benefits for certain eligible employees of the Barber Spring Ohio division. Benefits under this plan accrue primarily based on years of service.

A reconciliation of the plan’s funded status at December 31, 2007, is as follows:

Benefit obligation at beginning of period	$997,282
Service cost	24,737
Interest cost	60,063
Amendments	—
Actuarial gain	(58,121)
Benefits paid	(21,635)

Benefit obligation at end of period	$1,002,326

Fair value of plan assets at beginning of period	$881,790
Actual return on plan assets	(18,232)
Employer contribution	81,635
Benefits paid	(21,635)

Fair value of plan assets at end of period	$923,558

Funded status	$(78,768)
Unrecognized prior service cost	40,787
Unrecognized loss (gain) on plan assets	—
Unrecognized actuarial gain	(32,391)

Accrued pension liability	$(70,372)

Amounts recognized in the accompanying balance sheets:
Accrued pension liability	$78,768
Accumulated other comprehensive income	(8,396)
Weighted-average assumptions at December 31
Discount rate	5.93%
Expected return on plan assets	6.50

Components of the net periodic pension expense for the year ended December 31, 2007, are as follows:

Service cost	$24,737
Interest cost	60,064
Expected return on plan assets	(69,134)
Amortization of prior service cost	2,813

Net periodic pension cost	$18,480

The allocation of assets held by the pension plan was as follows at December 31, 2007:

Cash and cash equivalents	13%
Equity securities	61
Fixed income securities	26

Total	100%

The assumed rate of return was determined based on historical market performance, expectations of future market performance of the various investment categories, and the expected asset allocation amongst different categories of investments.

The basic goal underlying the investment policy of the pension plan is to ensure that the assets of the plan, along with expected contributions of the plan sponsor, will be invested in a prudent manner to meet the obligations of the plan as they come due.

The Company expects to distribute between approximately $18,000 and $25,000 in annual benefits from the plan in each of the next five years.

The Company amended the Barber Spring Ohio Employees Pension Plan and Trust to freeze all benefit accruals effective December 31, 2007.

NOTE N—OTHER (EXPENSE) INCOME

The elements of other expense were as follows at December 31, 2007:

Interest income	$226,908
Interest expense	(7,518,906)
Technology transfer	250,000
Loss on sale of assets	(19,609)
Other income	148,962

Total	$(6,912,645)

NOTE O—RELATED-PARTY TRANSACTIONS

The Company leases a building from a related party at a cost of $14,883 per month. Rental expense under this lease was $178,061 for the year ended December 31, 2007.

The Company entered into certain transactions with an affiliate that resulted in the allocation of common costs (insurance, salaries and other benefits) to that affiliate totaling $132,784 for the year ended December 31, 2007.

The Company routinely enters into various transactions with and on behalf of its wholly-owned subsidiary, Anchor. The following is a summary of those transactions for the year ended December 31, 2007:

Sales to Anchor	$3,112,930
Purchases from Anchor	162,537
Commission and fees charged to Anchor	1,012,462
Allocation of common costs to Anchor, primarily insurance	1,366,808

The Company charges a sales commission to Anchor for sales and marketing services provided on Anchor’s behalf, based on Anchor’s sales levels. The Company also charges a monthly management fee to Anchor that is intended to recover the cost of various corporate administrative functions also provided on Anchor’s behalf.

NOTE P—CONTINGENCIES

The Company is involved in certain matters of litigation, substantially all of which have arisen in the ordinary course of business. It is the opinion of management that these matters are either adequately covered by insurance or that the resulting liability, if any, from these actions and other pending claims will not materially affect the Company’s financial position.

NOTE Q—COMMITMENTS

The Company has three primary suppliers of castings that it sells to railroad freight car builders. As of December 31, 2007, the Company was contractually committed to purchase approximately $13,000,000 of castings from these suppliers in 2008.

NOTE R—LEASES

The Company also has several non-cancelable operating leases, primarily for manufacturing facilities and office space that expire through 2015. Rental expense on these leases was approximately $1,388,000 for the year ended December 31, 2007.

Approximate future minimum lease payments under operating leases are as follows:

Years ending December 31,
2008	$1,339,000
2009	1,232,000
2010	1,141,000
2011	1,057,000
2012	734,000
2013 and thereafter	963,000

Total minimum lease payments	$6,466,000

NOTE S—SUBSEQUENT EVENTS

On December 5, 2008, the Company was acquired by Wabtec Corporation (NYSE: WAB, a Delaware corporation) for a purchase price of $300,000,000. The Company’s wholly-owned subsidiary, Anchor Brake Shoe Company, was excluded from this transaction. The Company’s investments related to the Standard Car Truck and Affiliates Executive Incentive Compensation Plan (see note D) were also excluded from this transaction. The investments of this Plan will be liquidated and distributed to participants before December 31, 2008.

In July 2008, the Company sold 20% of the outstanding common shares of SCT Technology LLC to members of SCT Europe Ltd.’s management.